Investment Adviser,"Loomis, Sayles & Company, L.P."
Fund Number,#106
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Sumitomo Mitsui Banking
Date of Purchase,01/05/2017
Underwriter From Whom Purchased,SMBC Nikko
Securities America Inc.
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,100
Aggregate % of Issue Purchased by the Firm,1.83%
" Commission, Spread or Profit ",0.20%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Investment Adviser,"Loomis, Sayles & Company, L.P."
Fund Number,#106
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Halcon Resource Corp.
Date of Purchase,02/09/2017
Underwriter From Whom Purchased,J.P. Morgan
Securities
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,100
Aggregate % of Issue Purchased by the Firm,0.91%
" Commission, Spread or Profit ",1.75%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Investment Adviser,"Loomis, Sayles & Company, L.P."
Fund Number,#106
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Ascent Resources
Date of Purchase,03/29/2017
Underwriter From Whom Purchased,J.P. Morgan
Securities
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,100
Aggregate % of Issue Purchased by the Firm,5.88%
" Commission, Spread or Profit ",2.00%
Fair & Reasonable Commission (Y/N) (1),Y